UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
August 22, 2007
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) As previously disclosed on June 8, 2007, James J. Lynch, Chairman and Chief Executive Officer of Sovereign Bank Mid-Atlantic Division and Vice Chairman of Sovereign Bancorp, Inc. (“Sovereign”), will resign from employment effective September 30, 2007. Mr. Lynch is a party to an Employment Agreement, dated September 16, 2002, as amended by an Agreement to Amend, dated May 30, 2006 (collectively, the “Amended Employment Agreement”), with Sovereign. On August 22, 2007, Sovereign and Mr. Lynch entered into an Amendment #2 to Employment Agreement, effective as of June 25, 2007 (the “Amendment”), a copy of which is attached hereto as Exhibit 10.3. The Amendment (i) reduces Mr. Lynch’s base salary, effective June 25, 2007, to $100,000 per year and eliminates provisions of the Amended Employment Agreement entitling Mr. Lynch, as a matter of right, to participate in any incentive compensation or similar plans maintained by Sovereign or any of its affiliates for their respective employees, other than welfare, retirement and fringe benefit plans; (ii) eliminates provisions in the Amended Employment Agreement relating to a resignation for good reason and termination of employment after a change in control; (iii) provides that upon Mr. Lynch’s termination of employment on September 30, 2007, Mr. Lynch will be entitled to receive within 15 days of such termination (a) a lump-sum cash severance payment of approximately $2.0 million and (b) a lump-sum cash payment of approximately $30,000 in lieu of the continuation of any and all welfare benefits to which he was entitled under the Amended Employment Agreement; and (iv) clarifies the noncompetition provision in the Amended Employment Agreement to permit, under limited circumstances, Mr. Lynch to work with, or invest in, certain businesses which make investments in or provide services to entities in the financial services sector. The foregoing description of the Amended Employment Agreement and Amendment are qualified in their entirety be reference to copies of such agreements, which are filed as exhibits hereto.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits:

10.1	Employment Agreement, dated September 16, 2002, by and between Sovereign Bancorp, Inc. and James J. Lynch (incorporated by reference to Exhibit 10.1 of Sovereign Bancorp’s Quarterly Report on Form 10-Q, SEC File No. 001-16581, for the period ended September 30, 2002).

10.2	Agreement to Amend, dated May 30, 2006, by and between Sovereign Bancorp, Inc. and James J. Lynch (incorporated by reference to Exhibit 10.19 of Sovereign Bancorp’s Annual Report on Form 10-K, SEC File No. 001-16581, for the fiscal year ended December 31, 2006).

10.3	Amendment #2 to Employment Agreement, effective as of June 25, 2007, by and between Sovereign Bancorp, Inc. and James J. Lynch.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: August 22, 2007	By:	/s/ Richard Toomey
Richard Toomey
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated September 16, 2002, by and between Sovereign Bancorp, Inc. and James J. Lynch (incorporated by reference to Exhibit 10.1 of Sovereign Bancorp’s Quarterly Report on Form 10-Q, SEC File No. 001-16581, for the period ended September 30, 2002)

10.2	Agreement to Amend, dated May 30, 2006, by and between Sovereign Bancorp, Inc. and James J. Lynch (incorporated by reference to Exhibit 10.19 of Sovereign Bancorp’s Annual Report on Form 10-K, SEC File No. 001-16581, for the fiscal year ended December 31, 2006)

10.3	Amendment #2 to Employment Agreement, effective as of June 25, 2007, by and between Sovereign Bancorp, Inc. and James J. Lynch